Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-194840, No. 333-201983, No. 333-209520, No. 333-216001, No. 333-222959, No. 333-252779, No. 333-262514, No. 333-269548, No. 333-275800, No. 333-276961, and No. 333-291961) on Form S-8 of our report dated August 5, 2026, with respect to the consolidated financial statements of Paylocity Holding Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Chicago, Illinois
August 5, 2026